                                                                    EXHIBIT 99.4


                            CARDINAL BANCSHARES, INC.

          1992 First Federal Savings Bank Restricted Stock Option Plan

         1. Purpose. The purpose of the Cardinal Bancshares, Inc. 1992 First Federal Savings Bank Restricted Stock Option Plan(hereinafter called the "Plan") is to promote the interests of Cardinal Bancshares, Inc., a Kentucky corporation (hereinafter called the "Corporation"), by affording an incentive to certain key employees of its subsidiary corporation First Federal Savings Bank("First Federal") to remain in the employ of First Federal and to use their best efforts in its behalf; and further to aid First Federal in attracting, maintaining, and developing capable personnel of a caliber required to insure the success of First Federal by means of an offer to such persons of an opportunity to acquire or increase their proprietary interest in the Corporation through the granting of options to purchase the Corporation's stock pursuant to the terms of this Plan.

         2. Shares Subject to Plan.

            A. Subject to the provisions of Section 10, the shares to be delivered upon exercise of options granted under the Plan shall be made available, at the discretion of the Board of Directors of Corporation, from the authorized unissued shares or treasury shares of the Corporation's no par value common stock. Unless the context indicates otherwise, as used herein, Common Stock shall refer to shares of the no par value common stock of the Corporation, or the common stock or securities of a successor of the Corporation that have been substituted therefore under Section 10 of the Plan.

            B. Subject to adjustments and substitutions made pursuant to the provisions of Section 10, the aggregate number of shares that may be issued upon exercise of all options that may be granted under the Plan shall not exceed 13,010 of the Corporation's authorized shares of Common Stock.

            C. If any option granted under the Plan expires or terminates for any reason whatsoever without having been exercised in full in accordance with the terms of the Plan, the shares of Common Stock subject to, but not delivered under, such option shall become available for any lawful corporate purpose, including for issuance pursuant to other options granted to the same employee or other employees without decreasing the aggregate number of shares of Common Stock that may be granted under the Plan.

            D. More than one option may be granted to an optionee pursuant to this Plan.

         3. Option Agreements.

            A. Each option granted under the Plan shall be evidenced by an option agreement signed by a member of the Plan Committee (as hereinafter defined) on behalf of the Corporation and by the optionee.

            B. An option agreement shall constitute a binding contract between the Corporation and the optionee, and every optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of this Plan and of the option agreement.

            C. The terms of the option agreement shall be in accordance with this Plan, but nay include additional provisions and restrictions, provided that the same are not, as determined by the Plan Committee, inconsistent with the Plan.

         4. Administration. The Plan shall be administered, after consultation with the Board of Directors of First Federal, by a committee (the "Plan Committee") whose membership shall be determined and reviewed from time to time by the Corporation's Board of Directors. Ronald C. Switzer, James S. Mahan, III, and John S. Penn shall act as the Plan committee unless and until the Board of Directors votes to alter the composition of the Plan Committee. The Plan Committee shall have the full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the beat interests of the Corporation. Subject to the terms, provisions and conditions of the Plan, the Plan Committee, after consultation with the Board of Directors of First Federal, shall have exclusive jurisdiction: (a)to select the employees to whom options shall be granted; [b] to determine the number of shares of Common Stock subject to each option; [c] to determine the time or times when options will be granted; (d] to fix such other provisions of the option agreement as it may deem necessary or desirable consistent with the terms of the Plan; and [e] to determine all other questions relating to the administration of the Plan. The interpretation of any provisions of the Plan by the Committee shall be final, conclusive, and binding upon all persons and the officers of the Corporation shall place into affect, and shall cause the Corporation to perform its obligations under the Plan in accordance with, the determinations of the Plan Committee in administering the Plan. Any member of the Plan Committee shall resign his or her membership immediately upon receiving notice that a majority of the members of the Board of Directors have voted in favor of such resignation.

         5. Eligibility. Key employees of First Federal, including officers and directors, shall be eligible to receive options under the Plan. That an employee has been granted an option under this Plan shall not in any way affect or qualify the right of First Federal to terminate his employment at any time, subject to the terms and conditions of any employment agreement that may then be in effect. Nothing contained in the Plan shall be construed to limit the right of the Corporation to grant options otherwise than under the Plan for any proper and lawful corporate purpose, including but not limited to options granted to key employees. Key employees to whom options may be granted under the Plan will be those selected by the Plan Committee from time to time who, in the sole discretion of the Plan Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of First Federal. Initially, after the effective date of the Conversion Acquisition, options will be granted to the employees and in the amounts listed on Exhibit I attached hereto.

         6. Option Price. The price at which a share of Common Stock may be purchased under an option granted pursuant to the Plan shall be an amount equal to one hundred percent (100%) of the (i) fair market value of the Common Stock if quoted on NASDAQ NMS or, (ii) if not quoted on NASDAQ NMS, the most recent price of Common Stock listed in the pink sheets or, (iii) if not quoted on NASDAQ NMS or listed in the pink sheets, the book value of such share of Common Stock as of the last day of the month immediately preceding the date the option is granted; provided, however, that as to any options granted in connection with the conversion of First Federal to the stock form of organization and concurrent acquisition by Cardinal (the "Conversion Acquisition"), the price at which a share of Common Stock nay be purchased under such option shall be the amount equal to the price per share at which shares of Common Stock are sold in the Subscription offering which is part of the Conversion Acquisition. The option price shall be subject to adjustments in accordance with the provisions of Section 10 herein.

         7. Exercise of Options.

            A. Twenty percent (20%) of those shares subject to any option granted under the Plan shall vest and become exercisable during each year of the first five (5) years after the date such option is granted provided, however, that no option shall be exercised until at least six (6) months following the date it war. granted and must be exercised, if at all, within ten (10) years after the date such option is granted. Notwithstanding the above, should an optionee's employment with First Federal terminate, prior to exercising the option or any portion thereof, due to the death of the optionee, the optionee's successor in interest shall have one year after the optionee's date of death to exercise such option in accordance with the terms hereof. Any such exercisable option is hereinafter referred to as a "Vested option".

            B. Subject to the terms and conditions of any applicable option agreement, any option granted under the Plan may be exercised in whole or in part in installments at such time or times as the Plan Committee may prescribe in the applicable option agreement.

            C. Except as otherwise provided herein, no option granted under the Plan may be exercised unless the optionee is at the time of such exercise an employee of First Federal.

         8. Issuance of Shares. No shares of Common Stock shall be issued pursuant to the exercise of an option until:

            A. The optionee pays, or makes satisfactory arrangements to pay, the option price for the shares to be issued; and until.

            B. Provision has been made for the payment of any and all federal, state, and local taxes that may be required to be paid as a result of the exercise of such option or the issuance of such shares.

            No optionee, or legal representative, legatee, or distributes of an optionee, shall be deemed to be the holder of any shares of Common Stock subject to any option unless and until the certificate or certificates for then have been issued. Nothing contained in the Plan or any option agreement shall obligate the Corporation to cause the Corporation's Common Stock to he listed with any securities exchange or other regulatory agency. Any shares issued under the Plan will be restricted stock and shall be appropriately legended to restrict sale or transfer until the Corporation shall have received a satisfactory opinion of counsel that such a sale or transfer is in accordance with all applicable securities laws. If the Corporation's Common Stock becomes publicly traded on a securities exchange, then any shares issued under the plan shall include any additional restrictions imposed on the Corporation's Common Stock by such exchange.

         9. Effect of Termination of Service. If an optionee's employment by First Federal is terminated for any reason whatsoever, except death, such optionee or the optionee's successor in interest shall have one year after the date of termination to exercise any Vested Option held by such optionee at the time of his termination. If an optionee's employment by the Corporation is terminated by reason of his death, such optionee's successor in interest shall have one year after the date of death to exercise any option or portion thereof held by the optionee at the date of death provided the optionee has had at least two years continuous service with the Corporation as of the date of death. otherwise, all other options held on the date of termination shall expire automatically as of the date of termination.

         10. Capital Adjustments Affecting Stock.

            A. In the event of a capital adjustment in the Common Stock resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to this Plan and the number of shares under option shall be automatically adjusted to take into account such capital adjustment. By virtue of such a capital adjustment, the price of any share under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option.

            B. In the event the Corporation merges or consolidates with another entity, or all or a substantial portion of the Corporation's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by another entity (such other entity being the "Successor"), the kind of shares of Common Stock that shall be subject to the Plan and to each outstanding option shall, automatically by virtue of such merger, consolidation or acquisition, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable then the Common Stock, of the Successor, and the number of shares subject to the option and the purchase price per share upon exercise of the option shall be correspondingly adjusted, so that, by virtue of such merger, consolidation or acquisition, each optionee shall have the right to purchase [a] that number of shares of common stock of the Successor that have a book value equal, as of the date of such merger, conversion or acquisition, to the book value, as of the date of such merger, conversion or acquisition, of the shares of common Stock of the Corporation theretofore subject to the option's option, [b] for a purchase price per share that, when multiplied by the number of shares of common stock of the Successor subject to the option, shall equal the aggregate exercise price at which the optionee could have acquired all of the shares of Common Stock of the Corporation theretofore optioned to the optionee.

            C. The granting of an option pursuant to this Plan shall not affect in any way the right and power of the Corporation to make adjustments, reorganizations, reclassifications, or changer of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

         11. Amendment, Suspension, or Termination. The Board of Directors of Corporation shall have the right, at any time, to amend, suspend or terminate the Plan in any respect that it may deem to be in the best interests of the corporation, provided, however, no amendments shall be made in the Plan that would:

            A. Increase the total number of shares for which options may be granted under this Plan for all key employees or for any one of them except as provided in Section 10;

            B. Change the minimum purchase price for the optioned shares, except as provided in Section 10;

            C. Affect outstanding options or any unexercised rights thereunder except as provided in and required by Section 10;

            D. Extend the termination date of the Plan.

            E. The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if necessary to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3, Shareholder approval shall be required for any such modification or amendment which:

               [1] materially increases the benefits accruing to participants under the Plan.

               [2] materially increases the number of securities which may be issued under the Plan; or

               [3] materially modifies the requirements as to eligibility for participation in the Plan.

         12. Effective Date, Term and Approval. This Plan shall become effective upon the effective date of the Conversion Acquisition as that term is defined in the Agreement and Plan of Reorganization dated as of February 15, 1992 by and between Cardinal Bancshares and First Federal Savings Bank. The Plan shall be presented to shareholders for approval for purposes of obtaining favorable treatment under Section 16(b) of the Securities Exchange Act of 1934. This Plan shall terminate ten years after the effective date of the Plan and no options may be granted under the Plan after such time, but any option granted prior thereto may be exercised in accordance with its terms. The Plan and all options granted pursuant to it are subject to all laws, approvals, requirement and regulations of any governmental authority that may be applicable thereto and, notwithstanding any provisions of the Plan or option agreement, the holder of an option shall not be entitled to exercise the option nor shall the Corporation be obligated to issue any shares to the holder if such exercise or issuance would violate any of the provisions of the Plan, including paragraph 7 of the Plan.

         13. Transferability of Options. An option granted under the Plan may not be transferred by the optionee otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1906, as amended, 26 U.S.C. ss.1 et. seq. of Title I of the Employee Retirement Income Security Act or the rules thereunder.

         14. Governing Law; Severability. This Plan shall be governed by the laws of the Commonwealth of Kentucky. The invalidity or unenforceability of any provision of this Plan or any option granted pursuant to this Plan shall not affect the validity and enforceability of the remaining provisions of this Plan and the options granted hereunder, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of this Plan and the options granted hereunder.

         15. Sale or Business Combination. In the event that an offer is made to shareholders or to the Corporation whereby a change in control of the Corporation may or will occur, the Corporation, upon receipt of notice of said offer, shall promptly provide notice to all Optionees. Notwithstanding anything to the contrary herein, upon receipt of notice of an intended change in control of the Corporation, the Optionee shall have the right to exercise any options granted hereunder and to the extent permitted by applicable state and federal law, thereafter to fully exercise his or her rights as a shareholder of the Corporation.